EX-99.e.1.ii

Delaware Distributors, L.P.
2005 Market Street
Philadelphia, PA 19103

December 28, 2009

Voyageur Intermediate Tax Free Funds
2005 Market Street
Philadelphia, PA 19103

Re:              Expense Limitations

Ladies and Gentlemen:

By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Delaware Distributors, L.P. (the “Distributor”) agrees that in order to improve the performance of the Delaware Tax-Free Minnesota Intermediate Fund (the “Fund”), a series of Voyageur Intermediate Tax Free Funds, the Distributor shall waive a portion of the Rule 12b-1 (distribution) fees applicable to Class A shares, so that the Fund’s Rule 12b-1 (distribution) fees with respect to such class will not exceed 0.15% for the period January 1, 2010 through December 31, 2010.

The Distributor acknowledges that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

Delaware Distributors, L.P.

By:  /s/ Theodore K. Smith
      Name: Theodore K. Smith
      Title:   President

Your signature below acknowledges
acceptance of this Agreement:

Voyageur Intermediate Tax Free Funds

By: /s/ Patrick P. Coyne
      Name: Patrick P. Coyne
      Title:   President
      Date:  December 28, 2009

I # 987315 v.1